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                                                                    EXHIBIT 21.1

                    SUBSIDIARIES OF INFORMATION HOLDINGS INC.

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
                                                         STATE OF INCORPORATION
NAME                                                        OR ORGANIZATION
----                                                        ---------------
CRC Press LLC............................................      Delaware

MicroPatent LLC..........................................      Delaware

Information Ventures LLC.................................      Delaware

Optipat, Inc. ...........................................      Virginia

MicroPatent (UK) LLC.....................................      Delaware

Master Data Center, Inc. ................................      Michigan

Transcender LLC..........................................      Delaware

CRC Press Inc. ..........................................      Delaware

CRC Press (U.K.) LLC.....................................      Delaware

Liquent, Inc. ...........................................      Delaware

ESPS Software Development, Inc. .........................      Delaware

ESPS Enterprises, Inc. ..................................      Delaware

ESPS Investment Co., Inc. ...............................      Delaware

ESPS U.K., Ltd. .........................................      United Kingdom

Parthenon Publishing Group Ltd...........................      United Kingdom

Parthenon Inc. ..........................................      New Jersey

IDRAC Holdings SAS.......................................      France

IDRAC SAS................................................      France
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